EXHIBIT 99.(a)(2)

ELECTION FORM

TO EXCHANGE ELIGIBLE OPTIONS FOR SHARES OF RESTRICTED STOCK PURSUANT TO THE
OFFER TO EXCHANGE, DATED FEBRUARY 18, 2004

INSTRUCTIONS:

A.	You should carefully read the Offer to Exchange of Jacuzzi Brands, Inc., dated February 18, 2004 (the “Offer to Exchange”), and all other related documents, before you complete this Election Form.

B.	You should consult Section 3 (“Procedures for Electing to Exchange Eligible Options”) and Section 4 (“Withdrawal Rights”) of the Offer to Exchange for election and delivery instructions.

C.	Election of more than one choice on a single form, or modification of this Election Form, will invalidate any election you make on such form.

D.	If you wish to change a previously submitted election, you may do so at any time prior to March 17, 2004, or such later time and date to which we may have extended the offer (the “Expiration Date”). Please refer to Section 4 of the Offer to Exchange for instructions on how to change your Election. HOWEVER, YOU CANNOT ACCEPT THE OFFER OR MAKE ANY CHANGES TO ANY PREVIOUSLY SUBMITTED ELECTION AFTER 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE.

E.	If you have submitted multiple elections, the latest properly completed and submitted election that we receive before 5:00 p.m., Eastern Standard Time, on the Expiration Date will be deemed to be your irrevocable election.

If you choose to make or change your election to exchange your eligible options for a lesser number of shares of restricted stock, upon the terms and subject to the conditions set forth in the Offer to Exchange, we must RECEIVE your election by 5:00 p.m., Eastern Standard Time, on the Expiration Date. If you wish to tender your eligible options for exchange, you must complete and sign this Election Form on the reverse side, and mail, fax or otherwise deliver it to us at:

Jacuzzi Brands, Inc.
777 S. Flagler Drive
Suite 1100 West
West Palm Beach, Florida 33401
Fax: (561) 514-3876
Attn: Eve Arnett

I HEREBY ELECT ONE OF THE FOLLOWING CHOICES (CHECK ONE, AND ONLY ONE, BOX BELOW):

[ ]	A	Exchange all of my eligible options for a lesser number of shares of restricted stock upon the terms and conditions set forth in the Offer to Exchange.

[ ]	B	Exchange none of my eligible options.

(continued on reverse side)

REPRESENTATIONS AND ACKNOWLEDGMENTS OF PARTICIPANT

     I have received the Offer to Exchange and accept its terms. I understand and acknowledge that if I exchange any of my eligible options:

•	I must exchange all of my eligible options;

•	I will receive a lesser number of shares of restricted stock in exchange for my eligible options, in accordance with the exchange ratios set forth in Section 1 (“Number of Options; Eligibility; Expiration Date”) of the Offer to Exchange;

•	the restricted stock will vest and be delivered as set forth in the Offer to Exchange and is subject to forfeiture;

•	the restricted stock will be subject to the terms and conditions of the Jacuzzi Brands, Inc. 2004 Stock Incentive Plan and a Restricted Stock Agreement; and

•	you will send me a final Restricted Stock Agreement (in the form attached to the Offer to Exchange with all blanks filled in) promptly after the exchange date, and I agree to sign and promptly return such agreements to you.

     I recognize that, under certain circumstances stated in the Offer to Exchange, you may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange.

     I have reviewed the list of all of my eligible options included on the enclosed Options Eligible for Exchange Report, and agree that such list sets forth all of my eligible options. If I have selected Election Choice A on the reverse side, I hereby give up my entire ownership interest in all of my eligible options and I understand that such options will become null and void on the date you accept such options for exchange. I acknowledge that this election is entirely voluntary. I also acknowledge that you have advised me to consult with my own advisors as to the consequences of participating or not participating in the offer. I also acknowledge that I will be unable to revoke my election described in this Election Form after 5:00 p.m., Eastern Standard, on the Expiration Date.

When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Optionee Name:

Signature:	Date:

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